                                                                                                                        EXHIBIT 5.2

                                   [Letterhead of Richards, Layton & Finger, P.A.]

                                                    June 22, 2007

BA Credit Card Funding, LLC
214 North Tyron Street, Suite #21-39
NC1-027-21-04
Charlotte, NC 28255

                  Re:  BA Credit Card Trust

Ladies and Gentlemen:

                  We have acted as special Delaware counsel for FIA Card Services,  National  Association,  a national banking association (the "Bank"),  and BA Credit Card Funding,  LLC, a Delaware limited liability company ("Funding"), in  connection  with  the  Registration  Statement  on Form  S-3  (Registration  Nos.  333-141948,  333-141948-01  and
333-141948-02),  as  amended  (the  "Registration  Statement"),  filed by Funding  with the  Securities  and  Exchange
Commission  under the  Securities  Act of 1933,  as amended (the  "Act"),  for the  registration  under the Act of the
BAseries  Class  B(2007-4)  Notes  (collectively,  the "Notes"),  representing  obligations of BA Credit Card Trust, a
Delaware  statutory  trust (the "Trust"),  to be issued pursuant to the Indenture (as  hereinafter  defined).  At your request, this opinion is being furnished to you.

                  We have made  such  inquiries  and  examined  such  documents  as we have  considered  necessary  or appropriate  for purposes of giving the opinions  hereinafter  set forth,  including  the  examination  of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

                  (a)      The Certificate of Trust of the Trust,  effective on May 4, 2001, as filed in the office of the  Secretary of State of the State of Delaware  (the  "Secretary  of State") on May 4, 2001, as amended and restated
by the Amended and Restated  Certificate of Trust of the Trust,  effective on June 10, 2006, as filed in the office of the Secretary of State on June 9, 2006;

                  (b)      The  Trust  Agreement  of the  Trust,  dated  as of May  4,  2001,  between  the  Bank,  as beneficiary, and Wilmington Trust Company, a Delaware banking corporation, as owner trustee (the "Owner Trustee");

                  (c)      The Amended  and  Restated  Trust  Agreement  of the Trust,  dated as of May 24,  2001,  as amended by the First Amendment thereto,  dated as of July 12, 2001, the Second Amendment  thereto,  dated as of August
1, 2002,  the Third  Amendment  thereto,  dated as of June 27,

BA Credit Card Funding, LLC
June 22, 2007

2003,  and the Fourth  Amendment  thereto,  dated  as of January  27, 2006, each between the  Bank, as beneficiary and transferor,  and the Owner Trustee,  and  acknowledged and accepted by the Trust;

                  (d)      The Second  Amended and Restated Trust  Agreement of the Trust,  dated as of June 10, 2006, between the Bank, as beneficiary and transferor, and the Owner Trustee, and acknowledged and accepted by the Trust;

                  (e)      The Third Amended and Restated Trust Agreement of the Trust,  dated as of October 20, 2006, between  Funding,  as beneficiary and transferor,  and the Owner Trustee,  and  acknowledged and accepted by the Trust and the Bank;

                  (f)      The Second  Amended and  Restated  Indenture,  dated as of October  20,  2006 (the  "Master
Indenture"),  between the Trust,  as issuer,  and The Bank of New York, a New York banking  corporation,  as indenture trustee (the  "Indenture  Trustee"),  and  acknowledged  and accepted by the Bank, as  supplemented by the Amended and
Restated BAseries Indenture  Supplement,  dated as of June 10, 2006 (the "Indenture  Supplement"),  between the Trust, as issuer, and the Indenture Trustee, and as further  supplemented by the Class B(2007-4) Terms Document,  dated as of
May 15,  2007 (the  "Terms  Document"),  between  the Trust,  as issuer,  and the  Indenture  Trustee,  and as further modified and  supplemented by the Supplemental  Indenture with respect to Additional  Class B(2007-4) Notes,  dated as of June 22, 2007 (the "Supplemental  Indenture"),  between the Trust, as issuer, and the Indenture Trustee (the Master
Indenture,  as  supplemented  by the Indenture  Supplement,  the Terms  Document and the  Supplemental  Indenture,  is
hereinafter referred to as the "Indenture");

                  (g)      The Registration Statement;

                  (h)      The  prospectus,  dated June 12, 2007 (the  "Prospectus"),  and the  prospectus  supplement related to the Notes, dated June 13, 2007 (the "Prospectus Supplement");

                  (i)      A certificate of the Trust, dated June 22, 2007, as to certain matters; and

                  (j)      A  Certificate  of Good  Standing  for the Trust,  dated June 22, 2007,  obtained  from the
Secretary of State.

                  We have obtained or have been furnished with, and have relied upon with respect to factual  matters, such  certificates,  advices  and  assurances  from  public  officials  and  others  as we have  deemed  necessary  or appropriate for purposes of this opinion.

                  With respect to all documents  examined by us, we have assumed that (i) all  signatures on documents examined by us are genuine,  (ii) all documents  submitted to us as originals are  authentic,  and (iii) all documents submitted to us as copies conform with the original copies of those documents.

                  For purposes of this opinion,  we have assumed,  at the time of issuance and sale of the Notes,  (i)
except with respect to the Bank, Funding and the Trust, the due  authorization,

BA Credit Card Funding, LLC
June 22, 2007

execution and delivery by all parties  thereto of all documents  examined by us, (ii) that the Bank will have taken all necessary corporate action,  Funding will have taken all necessary limited liability company action, and the Trust will have taken all necessary trust action, to cause the issuance and sale of the Notes, (iii) that the issuance and sale of the Notes will not be contrary to any  applicable  law,  rule,  regulation or order,  and (iv) in  connection  with the documents  of which we have  reviewed  a form,  that all  blanks  contained  in such  documents  will be  properly  and appropriately  completed,  and  optional  provisions  included in such  documents  will be properly  and  appropriately selected, and as executed, such documents will conform with the forms of the documents reviewed by us.

                  This  opinion is limited to the laws of the State of Delaware and United  States of America  federal law,  and we have not  considered  and  express no opinion on the laws of any other  jurisdiction.  Our  opinions  are rendered only with respect to Delaware and United  States of America  federal laws and rules,  regulations  and orders thereunder which are currently in effect.

                  Based upon the foregoing,  and upon our examination of such questions of law and statutes as we have considered necessary or appropriate,  and subject to the assumptions,  qualifications,  limitations and exceptions set forth  herein,  we are of the opinion that,  when the Notes have been duly  executed,  authenticated  and delivered in accordance  with the  Indenture,  paid for,  and sold in the  manner  described  in the  Registration  Statement,  any amendment  thereto and the Prospectus and the Prospectus  Supplement,  the Notes will be legally  issued,  fully paid, nonassessable  and binding  obligations of the Trust, and the holders of the Notes will be entitled to the benefits of the Indenture.  The foregoing opinion is subject to applicable bankruptcy,  insolvency,  reorganization,  arrangement, fraudulent  transfer  and  conveyance,  moratorium  and other laws  relating to or  affecting  the rights of creditors generally,  general principles of equity,  including,  without  limitation,  concepts of materiality,  reasonableness, good  faith  and fair  dealing,  and the  possible  unavailability  of  specific  performance  or  injunctive  relief, regardless  of  whether  considered  and  applied  in a  proceeding  in equity or at law,  and  safety  and  soundness requirements.

                  We  understand  that you will file this opinion with the  Securities  and Exchange  Commission as an exhibit to a Current Report on Form 8-K for incorporation  into the Registration  Statement.  We hereby consent to the filing of this opinion with the  Securities  and Exchange  Commission.  We hereby consent to the use of our name under the heading  "Legal  Matters" in the  Prospectus.  In giving the  foregoing  consent,  we do not thereby admit that we come  within  the  category  of  persons  whose  consent  is  required  under  Section 7 of the Act,  or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                                       Very truly yours,

                                                                       /s/ Richards, Layton & Finger, P.A.

WAY/TCB/MYS